UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38403	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Peter Street, Suite 300
Toronto , Ontario	M5V 2H1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of November 30, 2021 (the “Resignation Date”), Xiuming Shum will resign from the position of Executive Vice President, Legal and Regulatory Affairs and Corporate Secretary, of Cronos Group Inc. (“Cronos Group”).

In connection with Ms. Shum’s resignation, Hortican Inc. (“Hortican”) and Cronos Group entered into a letter agreement with Ms. Shum (the “Letter Agreement”) on November 26, 2021. Under the Letter Agreement, Ms. Shum will resign from her employment effective as of the Resignation Date. During the period from November 26, 2021 to the Resignation Date (such period, the “Transition Period”), Ms. Shum will continue to perform her regular duties and responsibilities and will be entitled to receive her current base salary. Following the Resignation Date, subject to Ms. Shum’s entering into a release of claims in favor of Cronos Group and its affiliates and related entities, Ms. Shum will be entitled to (1) an annual bonus of CAD $343,750 for Cronos Group’s 2021 fiscal year, based on target performance and prorated based on the number of complete months of the fiscal year up to the Resignation Date, and (2) continued vesting and exercisability of any outstanding and unvested equity awards in accordance with the terms and conditions of the applicable award agreements, subject to Ms. Shum’s compliance with her post-employment obligations.

Effective immediately following the Resignation Date, Ms. Shum will provide consulting services to Cronos Group until December 31, 2021, unless (i) terminated earlier by either Ms. Shum or Hortican upon two weeks’ prior notice, or by Hortican for Cause (as defined in the Letter Agreement) at any time, or (ii) extended by mutual agreement by Ms. Shum and Hortican (such period, the “Consulting Period’). During the Consulting Period, Ms. Shum will be paid a consulting fee equal to $31,250 per calendar month, will be available for consultation as requested by Cronos Group and will dedicate up to 20 hours per week to provide such consulting services.

Pursuant to the Letter Agreement, Ms. Shum is subject to an ongoing non-disparagement provision, and the ongoing confidentiality and intellectual property provisions, the non-competition and non-solicitation requirements contained in the Executive Employment Agreement, effective May 21, 2019, by and among Hortican, Ms. Shum and Cronos Group.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated as of November 26, 2021, between Hortican Inc., Cronos Group Inc. and Xiuming Shum.
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: November 30, 2021	By:	/s/ Kurt Schmidt
Name: Kurt Schmidt
Title: President & Chief Executive Officer